As filed with the Securities and Exchange Commission on May 15, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
______________________________
BASIC ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	54-2091194
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
801 Cherry Street, Suite 2100 Fort Worth, Texas 76102 (817) 334-4100
(Address of Principal Executive Offices, including zip code and telephone number)
Basic Energy Services, Inc.
Non-Employee Director Incentive Plan
(Full title of the plan)

T.M. “Roe” Patterson
President and Chief Executive Officer
801 Cherry Street, Suite 2100
Fort Worth, Texas 76102
(817) 334-4100
(Name, address, including zip code, and telephone number, including area code, of agent for service)
______________________________
Copy to:
Wesley P. Williams
Jessica W. Hammons
Thompson & Knight LLP
One Arts Plaza
1722 Routh Street, Suite 1500
Dallas, Texas 75201
(713) 951-5842
______________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑
Non-accelerated filer	☐	Smaller reporting company	☑
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(3)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share, under the Basic Energy Services, Inc. Non-Employee Director Incentive Plan	200,000	$2.42	$484,000.00	$58.67
(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional shares of common stock as may become issuable pursuant to the adjustment provisions of the Basic Energy Services, Inc. Non-Employee Director Incentive Plan (the “Plan”) including stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act and based upon the average of the high and low sales prices of the shares as reported on The New York Stock Exchange on May 9, 2019.
(3) This registration statement registers an additional 200,000 shares issuable under the Plan. The Registrant previously registered 100,000 shares issuable under the Plan under a Registration Statement on Form S-8 (File No. 333-218224).

EXPLANATORY NOTE
Basic Energy Services, Inc. (the “Company”) is filing this registration statement on Form S-8 (this “Registration Statement”) pursuant to General Instruction E of Form S-8 to register the offer and sale of additional shares of common stock of the Company, par value $0.01 per share, that may be issued under the Basic Energy Services, Inc. Non-Employee Director Incentive Plan (the “Plan”). The 200,000 shares of common stock being registered pursuant to this Registration Statement have been reserved and authorized for issuance from the Company’s authorized and unissued capital stock. Except as otherwise set forth below, the contents of the registration statement on Form S-8 (File No. 333-218224) relating to the Plan, which was filed with the Securities and Exchange Commission (the “Commission”) on May 25, 2017 are incorporated by reference into this Registration Statement as permitted by General Instruction E of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.     Incorporation of Documents by Reference
The Company is registering additional securities under the Plan covered hereby for which registration statement on Form S-8 bearing Registration No. 333-218224 is currently effective. Therefore, pursuant to General Instruction E of Form S-8, the Company elects to incorporate by reference the contents of such registration statement which constitutes information required in this Registration Statement.
Item 8. Exhibits.
Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description
4.1
Second Amended and Restated Certificate of Incorporation of Basic Energy Services, Inc. (Incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form 8-A12B (SEC File No. 001-32693) filed on December 23, 2016).

4.2
Second Amended and Restated Bylaws of Basic Energy Services, Inc. (Incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form 8-A12B (SEC File No. 001-32693) filed on December 23, 2016).

4.3
Specimen Stock Certificate representing Common Stock of the Company (Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A12B (SEC File No. 001-32693), filed on December 23, 2016).

5.1	Opinion of Thompson & Knight LLP regarding the validity of the securities being registered (filed herewith).
10.1
Basic Energy Services, Inc. Non-Employee Director Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-8 (SEC File No. 333-218224), filed on May 25, 2017).

10.2	First Amendment to the Basic Energy Services, Inc. Non-Employee Director Incentive Plan (filed herewith).
23.1	Consent of Thompson & Knight LLP (contained in Exhibit 5.1).
23.2	Consent of KPMG LLP (filed herewith).
24.1	Powers of Attorney (included on signature pages of this Registration Statement).

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on May 15, 2019.
BASIC ENERGY SERVICES, INC.

By: /s/ T.M. “Roe” Patterson
Name: T.M. “Roe” Patterson Title: President and Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below appoints each of T.M. “Roe” Patterson and David S. Schorlemer as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 15, 2019.

Signature	Title	Date
/s/ T.M. “Roe” Patterson T.M. “Roe” Patterson	President, Chief Executive Officer and Director (Principal Executive Officer)	May 15, 2019
/s/ David S. Schorlemer David S. Schorlemer	Senior Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 15, 2019
/s/ Timothy H. Day Timothy H. Day	Chairman of the Board of Directors	May 15, 2019
/s/ John Jackson John Jackson	Director	May 15, 2019
/s/ James D. Kern James D. Kern	Director	May 15, 2019
/s/ Samuel E. Langford Samuel E. Langford	Director	May 15, 2019
/s/ Julio M. Quintana Julio M. Quintana	Director	May 15, 2019
/s/ Anthony J. DiNello Anthony J. DiNello	Director	May 15, 2019